Exhibit 99.1
CONTINEUM THERAPEUTICS REPORTS THIRD-QUARTER 2026 FINANCIAL RESULTS

SAN DIEGO – November 3, 2026 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated small molecule therapies for inflammatory and fibrotic diseases with significant unmet need, today reported its third-quarter 2026 financial results.

“Lysophosphatidic acid 1 receptor (LPAR1) antagonism as a treatment approach for pulmonary fibrosis has exceptionally strong clinical validation with multiple trials successfully completed including more than 1,600 patients,” said Carmine Stengone, CEO, Contineum Therapeutics. “We believe the LPAR1 class can be the ideal backbone for combination treatments. Our LPAR1 antagonist, PIPE-791, is potentially differentiated in key ways including a favorable safety and tolerability profile, sustained target engagement which we believe has the potential for improved efficacy, and superior convenience in a one-time daily, low oral dose with no titration required for patients.”

Stengone continued, “We continue to expand our footprint for PROPEL-IPF, with over 100 sites now online in 16 countries to facilitate a steady pace of enrollment. With a projected cash runway that extends through mid-2029, we are well positioned with capital resources one year past the estimated completion of our idiopathic pulmonary fibrosis (IPF) trial.”

Third-Quarter 2026 Financial Results
•Cash, cash equivalents and marketable securities were $244.5 million as of September 30, 2026. Contineum believes its cash resources are sufficient to fund its planned operations through mid-2029.

•Research and development expenses were $16.0 million, a 45 percent increase from the third quarter of 2025. This increase was primarily driven by higher expenses related to the PIPE-791 IPF program and employee-related costs.

•General and administrative expenses were $5.0 million, a 26 percent increase from the third quarter of 2025. The increase was primarily driven by higher stock-based compensation and employee-related costs.

•Net loss was $18.7 million for the three months ended September 30, 2026, as compared to $12.8 million for the third quarter of 2025.

About Contineum Therapeutics
Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for inflammatory and fibrotic diseases with significant unmet need. PIPE-791, an LPA1 receptor antagonist, is in clinical development for idiopathic pulmonary fibrosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development by Johnson & Johnson for major depressive disorder. For more information, please visit www.contineum-tx.com.

About PROPEL-IPF

The Company initiated patient dosing in PROPEL-IPF, a global Phase 2 clinical trial evaluating PIPE-791 for the treatment of patients with IPF, in the first quarter of 2026. PROPEL-IPF is a randomized, double-blind, placebo-controlled clinical trial evaluating the efficacy, safety, tolerability and pharmacokinetics of once-daily, oral PIPE-791 with 26 weeks of treatment in approximately 324 IPF patients. The primary efficacy endpoint is the change from baseline through week 26 in absolute forced vital capacity (FVC mL). More information on this trial can be found at https://clinicaltrials.gov (NCT07284459).

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, implied or express statements regarding the pharmacological properties, safety, tolerability, clinical response and efficacy, and therapeutic potential of PIPE-791 and PIPE-307; the enrollment and estimated completion date of the Company’s global Phase 2 clinical trial in IPF; the Company’s cash runway; the indications, anticipated benefits of, and market opportunities for the Company’s drug candidates; the Company’s business strategies and plans; and the quotations of the Company’s management. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, events, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; the FDA or comparable foreign regulatory authorities may disagree as to the design or implementation of our proposed clinical trials and/or require us to conduct additional studies or clinical trials or provide additional patient data, which could be costly, time-consuming and difficult to complete; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the Company may use its capital resources sooner than expected and they may be insufficient to allow the Company to achieve its anticipated milestones; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to the Company’s competitors, including the results of studies or regulatory determinations relating to the Company’s competitors; risks associated with reliance on third parties to successfully conduct clinical trials; the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop, in its sole discretion, PIPE-307 for MDD or for any other indication; the restrictions contained in the Company’s global license and development agreement with Janssen Pharmaceutica NV limiting the Company’s access to, and restricting the Company from disclosing, certain information regarding the development of PIPE-307; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s ability to operate in a competitive industry and compete successfully against competitors that have greater resources than the Company does; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable market and economic conditions and military conflicts may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's periodic filings and in other filings that the Company makes with the Securities and Exchange Commission (SEC) from time to time, which are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
Contact
Steve Kunszabo
Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications
858-649-1158
skunszabo@contineum-tx.com

CONTINEUM THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$15,985	$10,992	$40,334	$38,767
General and administrative	4,981	3,940	14,964	12,177
Total operating expenses	20,966	14,932	55,298	50,944
Loss from operations	(20,966)	(14,932)	(55,298)	(50,944)
Other income (expense):
Interest income	2,362	1,957	7,207	6,236
Other income (expense), net	(93)	183	(216)	(114)
Total other income, net	2,269	2,140	6,991	6,122
Net loss	$(18,697)	$(12,792)	$(48,307)	$(44,822)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(934)	118	(1,767)	194
Comprehensive loss	$(19,631)	$(12,674)	$(50,074)	$(44,628)
Net loss per share, basic and diluted (a)	$(0.49)	$(0.45)	$(1.28)	$(1.68)
Weighted-average shares of common stock outstanding, basic and diluted	38,390,234	28,115,548	37,736,217	26,635,056
_________________________

(a) Basic and diluted per share amounts are the same for Class A and Class B shares.

CONTINEUM THERAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(unaudited)
(in thousands, except share and par value data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$75,198	$75,603
Marketable securities	169,286	187,293
Prepaid expenses and other current assets	5,260	5,021
Total current assets	249,744	267,917
Property and equipment, net	848	830
Other long-term assets	300	256
Operating lease right-of-use assets	6,096	7,639
Total assets	$256,988	$276,642
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$641	$1,016
Accrued expenses	4,663	6,387
Current portion of operating lease liabilities	2,724	2,341
Total current liabilities	8,028	9,744
Operating lease liabilities, net of current portion	3,542	5,909
Total liabilities	11,570	15,653
Commitments and contingencies
Stockholders' equity:
Class A common stock, $0.001 par value; authorized shares—200,000,000 at September 30, 2026 and December 31, 2025; issued and outstanding shares—35,337,047 and 31,236,787 at September 30, 2026 and December 31, 2025, respectively.	35	31
Class B common stock, $0.001 par value; authorized shares—20,000,000 at September 30, 2026 and December 31, 2025; issued and outstanding shares—3,912,500 and 6,083,338 at September 30, 2026 and December 31, 2025, respectively.	4	6
Preferred stock, $0.001 par value; authorized shares—10,000,000 at September 30, 2026 and December 31, 2025; no shares issued or outstanding at September 30, 2026 and December 31, 2025.	—	—
Additional paid-in-capital	472,573	438,072
Accumulated deficit	(225,687)	(177,380)
Accumulated other comprehensive income (loss)	(1,507)	260
Total stockholders' equity	245,418	260,989
Total liabilities and stockholders' equity	$256,988	$276,642